Exhibit 21.1

Subsidiaries of Cineverse Corp. (the "Company")

1.
Access Digital Media, Inc., a Delaware corporation and a wholly-owned subsidiary of Cinedigm DC Holdings, LLC.

2.
Christie/AIX, Inc., a Delaware corporation and a wholly-owned subsidiary of Access Digital Media, Inc.

3.
Vistachiara Productions Inc., d/b/a The Bigger Picture, a Delaware corporation and a wholly-owned subsidiary of the Company.

4.
Access Digital Cinema Phase 2, Corp., a Delaware corporation and a wholly-owned subsidiary of the Company.

5.
Access Digital Cinema Phase 2 B/AIX Corp., a Delaware corporation and a wholly-owned subsidiary of Access Digital Cinema Phase 2 Corp.
6.
Cinedigm Digital Funding 1, LLC, a Delaware limited liability company and a wholly-owned subsidiary of Christie/AIX, Inc.
7.
CDF2 Holdings, LLC, a Delaware limited liability company and a wholly-owned subsidiary of Access Digital Cinema Phase 2 Corp.
8.
Cinedigm Digital Funding 2, LLC, a Delaware limited liability company and a wholly-owned subsidiary of CDF2 Holdings, LLC.
9.
Cineverse Entertainment Corp., a New York corporation and a wholly-owned subsidiary of the Company.
10.
Cinedigm DC Holdings, LLC, a Delaware limited liability company and a wholly-owned subsidiary of the Company.
11.
Cineverse Entertainment Holdings, LLC, a Delaware limited liability company and a wholly-owned subsidiary of the Company.
12.
Cineverse Home Entertainment, LLC, a Delaware limited liability company and a wholly-owned subsidiary of Cineverse Entertainment Holdings, LLC.
13.
Con TV, LLC, a Delaware limited liability company and an 85% owned subsidiary of Cineverse Entertainment Corp.
14.
Docurama, LLC, a Delaware limited liability company and a wholly-owned subsidiary of Cineverse OTT Holdings, LLC.
15.
Dove Family Channel, LLC, a Delaware limited liability company and a wholly-owned subsidiary of Cineverse OTT Holdings, LLC.
16.
Cineverse OTT Holdings, LLC, a Delaware limited liability company and a wholly-owned subsidiary of Cineverse Entertainment Corp.
17.
Cinedigm Productions, LLC, a Delaware limited liability company and a wholly-owned subsidiary of Cineverse Entertainment Corp.
18.
Comic Blitz II LLC, a Delaware limited liability company and a wholly-owned subsidiary of Cineverse OTT Holdings, LLC.

Exhibit 21.1

19.
Viewster, LLC, a Delaware limited liability company and a wholly-owned subsidiary of Cineverse OTT Holdings, LLC.
20.
TFD Acquisition LLC, a Delaware limited liability company and a wholly-owned subsidiary of Cineverse OTT Holdings, LLC.
21.
Fandor Acquisition LLC, a Delaware limited liability company and a wholly-owned subsidiary of Cineverse OTT Holdings, LLC.
22.
Screambox Acquisition LLC, a Delaware limited liability company and a wholly-owned subsidiary of Cineverse OTT Holdings, LLC.
23.
FoundationTV, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company.
24.
Asian Media Rights, LLC, a New York limited liability company and a wholly-owned subsidiary of the Company.
25.
Cinedigm India Private Limited, an Indian corporation, owned 99.99% by Cineverse Corp. and .01% by FoundationTV, Inc.
26.
Bloody Disgusting Acquisition LLC, a Delaware limited liability company and a wholly-owned subsidiary of Cineverse OTT Holdings, LLC.
27.
Cineverse Matchpoint LLC, a Delaware limited liability company and a wholly-owned subsidiary of the Company.
28.
Cineverse Terrifier LLC, a Delaware limited liability company and a wholly-owned subsidiary of the Company.
29.
Family Audience Media Sales LLC, a Delaware limited liability company owned 50% by Cineverse Corp. and 50% by Kartoon Studios Inc.
30.
Micro Dose LLC, a Delaware limited liability company, owned 50% by Cineverse Corp. and 50% by LB
Media Ventures LLC.